UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 11, 2015
GIGAMON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35957	26-3963351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3300 Olcott Street
Santa Clara, California 95035
(Address of principal executive offices, including zip code)
(408) 831-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On June 11, 2015, Gigamon Inc. (“Gigamon”) held its 2015 annual meeting of stockholders (the “Annual Meeting”). The matters voted upon at the Annual Meeting, as disclosed in the proxy statement relating to the Annual Meeting, and the results of such voting are set forth below.
Proposal One - Election of Directors. The following nominees were elected as Class II directors to serve until the 2018 annual meeting of stockholders or until their respective successors are duly elected and qualified.

Nominee	Votes For	Withheld	Broker Non-Votes
Ted C. Ho	16,678,126	5,196,005	8,030,343
Corey M. Mulloy	18,325,664	3,548,467	8,030,343
Robert E. Switz	19,278,112	2,596,019	8,030,343
Proposal Two - Ratification of the Appointment of Independent Registered Public Accounting Firm. The appointment of PricewaterhouseCoopers LLP as Gigamon’s independent registered public accounting firm for its fiscal year ending December 26, 2015 was ratified.

Votes For	Votes Against	Abstentions
29,697,311	164,983	42,180

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGAMON INC.

By:	/s/ Paul B. Shinn
Paul B. Shinn General Counsel and Secretary
Date: June 12, 2015